EXHIBIT 10.1

                                PROMISSORY NOTE

$   7,000,000                                              September 14, 2004

                  FOR VALUE RECEIVED, Packaging Dynamics Corporation, a Delaware corporation (the "Company"), hereby promises to pay to Gaby A. Ajram (the "Holder"), to the Holder's bank account specified by the Holder in writing or at such other place as shall be designated in writing by the Holder for such purpose, the principal sum of SEVEN MILLION DOLLARS ($7,000,000) in lawful money of the United States of America and in immediately available funds, on September 14, 2006 (the "Maturity Date").

                  The unpaid principal amount hereof shall accrue interest at the rate of five percent (5%) (the "Applicable Rate") per annum from and including the date hereof until the Maturity Date. Accrued interest shall be due and payable in arrears on the tenth (10th) Business Day following the end of each calendar quarter and on the Maturity Date and shall be payable as set forth above, in like money and funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days. After maturity of any amount due under this Note, whether by acceleration or otherwise, such overdue amount shall be payable on demand. If any payment under this Note becomes due on a day that is not a Business Day (as defined below), then such payment shall not be made on such scheduled date, but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

                  Notwithstanding anything to the contrary contained herein, the payment of principal and interest hereunder shall be subject to (i) the terms of that certain Intercreditor Agreement, dated as of September 14, 2004, by and between the Holder and Bank of America N.A. as Administrative Agent under the Senior Credit Facility (the "Intercreditor Agreement") and (ii) the Company's right of set-off as set forth in Section 6 hereof and in Section 9.4 of the Acquisition Agreement; provided, however, if the Company is prohibited by the terms of the Intercreditor Agreement from paying any amount of principal or interest due under this Note for a period of one (1) year after such amount becomes due and payable under this Note, the Holder's obligations under Sections 3(b) and 3(c) of the Non-Competition Agreement shall terminate.

                  1. Definitions. As used in this Note, the following terms shall have the following meanings:

                  "Acquisition Agreement" shall mean that certain Acquisition Agreement, dated as of August 6, 2004, by and among the Company, 3141276 Canada Inc., GMG International Inc., Papercon, Inc. and the Holder.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in Chicago, Illinois a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close.

                  "Non-Competition Agreement" shall mean that certain Non-Competition Agreement, dated as of the date hereof, between the Holder and the Company.

                  "Person" shall mean and include any individual, partnership, joint venture, firm, limited liability company, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "Senior Credit Facility" shall mean that certain Amended and Restated Credit Agreement, dated as of September 29, 2003, among Packaging Dynamics Operating Company, as the borrower, the Company and the domestic subsidiaries of Packaging Dynamics Operating Company, as the guarantors, Bank of America, N.A, as administrative agent and letter of credit issuer and the other lenders from time to time party thereto, as amended by the First Amendment to Credit Agreement, dated as of August 6, 2004, among the foregoing parties, and as further amended, modified, supplemented, restated or extended from time to time.

                  2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) it has the corporate power and authority to execute and deliver this Note and to perform its obligations hereunder, (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Note and the performance of all of its obligations hereunder,
(iv) it has duly executed and delivered this Note, and (v) this Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  3. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that this Note will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of this Note or any interest herein, and the Holder has no intention of selling, assigning, pledging, granting any participation in, or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any Person to sell, assign, pledge, transfer or grant participation to any Person with respect to this Note or any interest herein. The Holder acknowledges that any transfer, sale, assignment, pledge or participation of this Note or any interest herein is subject to the restrictions of Section 10 of this Note.

                  4. Events of Default and Remedies. If any one or more of the following events (each, an "Event of Default") shall occur and be continuing:

                           (i) the Company shall fail to pay any amount of principal or interest under this Note that is not subject to a claim for set-off pursuant to Section 6 herein within ten (10) Business Days after such amount becomes due and payable under this Note; or

                           (ii) any representation or warranty made by the Company to the Holder herein shall prove to be untrue or incomplete in any material respect on the date as of which made and shall remain untrue or incomplete in any material respect as of the 30th day after the date on which notice of such untrue or incomplete representation or warranty stating the same is an Event of Default shall have been given by the Holder to the Company; or

                           (iii) the Company shall fail to make any payment (beyond any applicable grace period) that is not subject to a claim for set-off pursuant to the terms thereof to the Holder under the Non-Competition Agreement pursuant to the terms thereof, so long as the Holder shall not have breached any obligations under, or otherwise violated any term, agreement, covenant or provision of, the Non-Competition Agreement; or

                           (iv) the Company shall generally not pay its debts as the same become due, or shall admit in writing its inability to pay such debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against it seeking to adjudicate it as a bankrupt or an insolvent, or seeking liquidation, winding up, reorganization arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the event of any such proceeding being instituted against it, such proceeding shall remain undismissed or unstayed for a period of one hundred twenty
         (120) days or shall result in the entry of an order for relief, the appointment of a trustee or receiver or other adverse result to it;

then (a) in the case of any Event of Default described in clause (i), (ii) or
(iii) above, the Holder may, by written notice to the Company, declare all principal, accrued interest and all other amounts due hereunder to be, and the same shall thereupon be, immediately due and payable, without presentment, demand or protest, further notice or other requirements of any kind (all of which the Company hereby expressly waives) and (b) in the case of the Event of Default described in clause (iv) above, all principal, accrued interest and all other amounts due hereunder shall automatically become due and payable without presentment, demand or protest, notice or other requirements of any kind (all of which the Company hereby expressly waives). Following an Event of Default and the acceleration of the amounts due hereunder, and continuing until (i) such Event of Default is cured by the Company or waived by the Holder or (ii) the amounts due hereunder are paid in full, the Company shall pay interest on the unpaid principal amount of this Note at a rate per annum equal to the Applicable Rate plus seven percent (7%). The Company shall reimburse the Holder for his reasonable costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with the collection of amounts due in the event of an Event of Default.

                  5. Prepayment. The Company shall have the right to prepay all or any part of the unpaid principal amount hereof at any time without premium or penalty; provided, that interest shall be paid on the amount prepaid to and including the date of prepayment.

                  6. Set-Off Rights. In addition to, and without limiting the Company's rights under Section 9.4 of the Acquisition Agreement, the Holder by his execution hereof hereby agrees that the Company shall have the right, but not the obligation, to set-off against the Company's payment obligations under this Note, the full amount of any Purchaser Indemnifiable Damages (as such term is defined in the Acquisition Agreement) required to be paid pursuant to
Section 9.1 of the Acquisition Agreement. From time to time, if the Company elects to exercise its set-off rights hereunder, it will give the Holder written notice of such election which notice shall include the amount of principal and interest under this Note to be set-off, and upon giving of such notice, the amount due in respect of such principal and interest under this Note shall automatically be reduced by the amount set forth in such notice and such amount shall be deposited into an interest-bearing escrow account with the Escrow Agent (as such term is defined in the Acquisition Agreement) to be held in escrow by such Escrow Agent pending the resolution of claims for Purchaser Indemnifible Damages. Each of the Company and the Holder shall pay one-half of the reasonable fees and out-of-pocket expenses of the Escrow Agent incurred by it in connection with carrying out its duties under this Section 6. In the event there is a "final determination" by a court of competent jurisdiction, or if resolved by written mutual agreement of the Company and the Holder, that the Company was not entitled to indemnification under Article IX of the Acquisition Agreement with respect to the set-off amount, all such amounts which are so determined to have been wrongfully set-off shall be released from the escrow account to the Holder and the remainder of the set-off amount, if any, shall be released from the escrow account to the Company. All interest accrued on the set-off amount shall be paid to the Holder and the Company pro rata based on the amount of the escrow account disbursed to such parties pursuant to this
Section 6. For purposes of this Section 6, a determination shall be "final" if any and all appeals therefrom shall have been resolved or if thirty (30) calendar days shall have passed from the rendering of such determination (or of any determination on appeal therefrom) and no party shall have commenced any such appeal therefrom.

                  7. Waiver of Presentment. The Company hereby waives presentment for payment, demand, protest and notice of dishonor.

                  8. Miscellaneous. No delay on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Subject to Section 10 hereof, this Note and the provisions hereof shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

                  9. Amendments. No provision of this Note may be amended, waived or otherwise modified except by written agreement of the Company and the Holder.

                  10. Restriction on Transfer of Note. The Holder shall not sell, pledge, assign or otherwise transfer or grant any participation in this Note or any of his rights or obligations hereunder without the prior written consent of the Company, which consent may be withheld in its sole discretion. Any attempted sale, assignment, pledge, transfer or participation in violation of this Section 10 shall be null and void.

                  11. Governing Law; Interpretation. This Note shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware.

                  12. Severability. Any term or provision of this Note that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the Company and the Holder by his acceptance hereof agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  13. Mediation.

                           (a) The parties to this Note agree that any and all
disputes, controversies or claims (each, a "Dispute") arising out of or relating to this Note, or the breach hereof, shall be submitted for mediation in a mutually agreeable location. Either party may commence mediation by providing to the other party a written request for mediation (a "Dispute Notice"), setting forth the subject of the dispute and the relief requested. The parties will cooperate with one another in selecting a mediator from a panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or court proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

                           (b) If the Dispute has not been resolved in
accordance with Section 13(a) within ninety (90) calendar days after receipt of a Dispute Notice, then either party may take any action or exercise any remedy available to it by appropriate legal proceedings against the other party.

                  14. Jurisdiction. The Company and the Holder, by his acceptance hereof, agree that any suit, action or proceeding arising out of, or with respect to, this Note or any judgment entered by any court in respect thereof may be brought in the courts of the State of Delaware or in the U.S. District Courts located in the State of Delaware; and the Holder and the Company hereby irrevocably accept the non-exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                  15. Dispute Costs. In the event of a Dispute which is ultimately resolved by a court of competent jurisdiction, the non-prevailing party will reimburse the prevailing party for its reasonable costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such enforcement action.

                  16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER BY ITS ACCEPTANCE HEREOF WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

                           [Signature page follows.]

                  IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written

                                                PACKAGING DYNAMICS CORPORATION


                                                By:  /s/ Frank V. Tannura
                                                     --------------------------
                                                     Name:  Frank V. Tannura
                                                     Title: Chairman

Agreed to and accepted as of the date first above written:


   /s/ Gaby A. Ajram
-----------------------------
GABY A. AJRAM, individually